UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 28, 2019 (March 23, 2019)

WABCO HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-33332	20-8481962
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Chaussée de la Hulpe 166, 1170 Brussels, Belgium 1220 Pacific Dr., Auburn Hills, Michigan		48326-1589
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 32-2-663-98-00

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a meeting of the Board of Directors, held on March 23, 2019, the Board of Directors adopted an amendment to the Amended and Restated By-Laws of the Company (the “By-Law Amendment”), which became effective immediately. The By-Law Amendment added a new Article XI that designates the Court of Chancery of the State of Delaware (or, only if the Court of Chancery in the State of Delaware lacks subject matter jurisdiction over any such actions or proceedings, another state or federal court located within the State of Delaware) as the sole and exclusive forum for certain legal actions, including derivative actions, actions asserting a breach of fiduciary duty by the directors or officers of the Company, actions based on the Delaware General Corporation Law or the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated By-Laws, or actions asserting a claim governed by the internal affairs doctrine, unless the Company consents in writing to the selection of an alternative forum.

The foregoing description of the By-Law Amendment does not purport to be complete and is subject to, and qualified in its entirety by, reference to the By-Law Amendment, attached hereto as Exhibit 3.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.2	Amendment No. 2 to the Amended and Restated By-Laws of WABCO Holdings Inc., effective March 23, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2019	WABCO HOLDINGS INC.

	By:	/s/ LISA BROWN
	Name:	Lisa Brown
	Title:	Chief Legal Officer & Secretary